FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (this "Amendment") is entered into as of the __10th__ day of September, 2023, by and between BCORE DEFENDER CA1W03, LLC, a Delaware limited liability company ("Landlord") and AEROVIRONMENT, INC., a Delaware corporation ("Tenant").

WHEREAS, Landlord and Tenant entered into that certain Lease dated as of March 11, 2022 (the "Lease") covering approximately 105,083 rentable square feet of space (the "Premises"), being the entire rentable area of the building located at 85 Moreland Road, Simi Valley, California 93065 (the "Building"), as more particularly described therein;

WHEREAS, the Term of the Lease is currently scheduled to expire on June 30, 2025, and Tenant desires to extend the Term of the Lease for a period of forty-seven (47) months to expire on May 31, 2029; and

WHEREAS, Landlord and Tenant desire to amend the Lease to reflect their agreements as to the terms and conditions governing the extension of the Term of the Lease.

NOW, THEREFORE, in consideration of the premises and the mutual covenants between the parties herein contained, Landlord and Tenant hereby agree as follows:

1.Term.  The Term of the Lease is hereby extended for a period of forty-seven (47) months to expire on May 31, 2029, unless sooner terminated in accordance with the terms of the Lease.

2.Base Rent.  From and after the date hereof and continuing through October 31, 2023, Tenant shall continue to pay Base Rent for the Premises in accordance with the terms of the Lease.  Commencing on November 1, 2023, Tenant shall pay Base Rent for the Premises as follows:

Period	Monthly Base Rent
11/1/23 – 11/30/23	$115,591.30
12/1/23 – 12/31/23	$0.00
1/1/24 – 10/31/24	$115,591.30
11/1/24 – 10/31/25	$120,214.95
11/1/25 – 10/31/26	$125,023.55
11/1/26 – 10/31/27	$130,024.49
11/1/27 – 10/31/28	$135,225.47
11/1/28 – 5/31/29	$140,634.49

All such Base Rent shall be payable in accordance with the terms of the Lease.

3.Additional Rent.  From and after the date hereof and continuing through the Term of the Lease, as extended hereby (including during the period from December 1, 2023, through December 31, 2023), Tenant shall continue to pay all Additional Rent, including Tenant's Share of Estimated Expenses and all other sums payable under the Lease, in accordance with the terms of the Lease.

4.Acceptance of Premises.  Tenant acknowledges that Tenant currently occupies the Premises and HEREBY ACCEPTS THE PREMISES, THE BUILDING AND THE PROJECT (INCLUDING THE SUITABILITY OF THE PREMISES FOR THE PERMITTED USE) IN "AS IS" CONDITION WITH ANY AND ALL FAULTS AND LATENT OR PATENT DEFECTS AND WITHOUT RELYING UPON ANY REPRESENTATION OR WARRANTY

(EXPRESS OR IMPLIED) OF LANDLORD OR ANY REPRESENTATIVE OF LANDLORD.  LANDLORD HAS NOT MADE AND DOES NOT HEREBY MAKE AND HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES AND ITS CONDITION (INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, STATE OF REPAIR, WORKMANSHIP, MERCHANTABILITY, HABITABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE) AND TENANT HAS NOT RELIED ON ANY SUCH REPRESENTATIONS or warranties. Landlord shall not be required to perform any leasehold improvements or, except as set forth in Exhibit A attached hereto, provide any improvement allowance in connection with this Amendment.

5.Renewal Option.  Tenant shall have the following renewal option:

(a)Provided (i) that Landlord has not given Tenant 2 or more notices of separate default, whether or not the defaults are cured, during the 12 month period immediately preceding the exercise of the Extension Option (as defined below), (ii) that there then exists no Event of Default by Tenant under the Lease, nor any event that with the giving of notice and/or the passage of time would constitute an Event of Default, and (iii) that Tenant is the sole occupant of the Premises, Tenant shall have the right and option (the "Extension Option") to extend the Term of the Lease for one additional period of five (5) years (an "Extension Period"), exercisable by giving Landlord prior written notice not earlier than nine (9) months nor later than six (6) months prior to the expiration of the Term of the Lease, as extended hereby, of Tenant’s election to extend the Term of the Lease; it being agreed that time is of the essence and that this option is personal to Tenant and is non-transferable to any assignee or sublessee (regardless of whether any such assignment or sublease was made with or without Landlord's consent) or other party.

(b)Such Extension Period shall be under the same terms and conditions as provided in the Lease except as follows:

(i)

the Extension Period shall begin on the day after the expiration of the Term of the Lease, as extended hereby, and thereafter the expiration date of the Lease shall be deemed to be the last day of the Extension Period;

(ii)	there shall be no further options to extend other than as set forth in subsection (a) above; and

(iii)

the Base Rent for the first year of the Extension Period shall be equal to the greater of (i) the Base Rent payable in the immediately preceding calendar month, increased by 4% (the "Annual Percentage Increase"), and (ii) the fair market rental value of the Premises (collectively, the "FMR") as of the date the Tenant exercises its Extension Option.

(iv)	the Base Rent for each year after the first year of the Extension Period shall be equal to the Base Rent payable during the preceding calendar month, increased by the Annual Percentage Increase.

(v)	For avoidance of doubt, Landlord may update and charge Additional Rent as provided for in the Lease.

(c)In determining the FMR, Landlord shall take into account and make appropriate adjustments to reflect current market terms, conditions and concessions for similar renewal transactions in similar industrial buildings that are then generally available in the market where the Premises are located, including any other renewal transactions (and taking into account whether such terms, conditions and concessions are being made available by Landlord) as of the date Tenant exercises its Extension Option.  Landlord can decide not to calculate the FMR, in which case the Base Rent for the first year of the Extension Period shall be equal to the Base Rent payable in the immediately preceding calendar month increased by the Annual Percentage Increase. In the alternative, within 15 days after Landlord receives notice of Tenant's exercise of the Extension Option, Landlord will give notice to Tenant (the "FMR Notice") of Landlord's opinion of the FMR and comparing the FMR to the Base Rent payable in the immediately preceding calendar month.  If Tenant does not respond to the FMR Notice within 15 days after delivery, Landlord’s opinion of the FMR shall be deemed accepted as the Base Rent due for the first year of the Extension Period.  If, during such 15-day period, Tenant gives Landlord notice that Tenant contests Landlord's determination of the FMR (an "Objection Notice"), which notice must contain therein Tenant's opinion of the FMR, the parties will attempt to arrive at a mutually agreeable FMR.  If, within 15 days after Landlord's receipt of the Objection Notice the parties have not agreed on the FMR, then Tenant shall have the option, upon written notice to Landlord to (i) rescind its exercise of the option to extend the Term of the Lease, in which case such option, thereafter, shall be void; (ii) have the FMR determined by one or more Qualified Brokers (defined hereunder); or (iii) accept Landlord's determination of FMR.  If Tenant has not provided any such written notice within said 15 days, it shall be deemed that Tenant has elected option (iii) above.  If Tenant elects option (ii) above, then Landlord and Tenant shall each, at their own expense, appoint a qualified and impartial commercial real estate broker with at least 10 years' experience in leasing comparable industrial space in the sub-market where the Property is located (each a "Qualified Broker") to determine the FMR, each such determination to be made in writing and in accordance with this Section within 15 days after such appointment.  If the determination of FMR by the two appointed Qualified Brokers is within five percent (5%) of one another, the average of the two determinations shall be the FMR.  If the determinations differ by more than five percent (5%), then the two Qualified Brokers shall select a third Qualified Broker, who shall select one of their two determinations, and that amount shall be the FMR.  In such event, the parties shall share the cost of such third Qualified Broker.  The parties shall be responsible for the costs and fees of their separate Qualified Brokers, and shall equally share in the costs and fees of the third Qualified Broker, if applicable.

(d)Landlord may request to amend the Lease to reflect the extension of the Lease as described in this Section.

6.Brokers.  Tenant warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Jones Lang LaSalle ("Landlord's Broker") and CBRE, Inc. ("Tenant's Broker") that it knows of no other real estate brokers or agents who are or might be entitled to a commission in connection with this Amendment.  Landlord agrees to pay a commission to Landlord's Broker and to Tenant's Broker pursuant to separate written agreements between Landlord and such brokers.  Tenant agrees to indemnify and hold Landlord harmless from and against any liability or claim arising with respect to any brokers or agents other than Tenant's Broker claiming a commission by, through, or under Tenant in connection with this Amendment.

7.Estoppel.  Tenant hereby represents, warrants and agrees that: (i) there exists no breach, default or event of default by Landlord under the Lease, or any event or condition which, with the giving of notice or passage of time or both, would constitute a breach, default or event of default by Landlord under the Lease; (ii) the Lease continues to be a legal, valid and binding agreement and obligation of Tenant; and (iii) Tenant has no current offset or defense to its performance or obligations under the Lease.  Tenant hereby waives and releases all demands, charges, claims, accounts or causes of action of any nature against Landlord or Landlord's employees or agents, including without limitation, both known and unknown demands, charges, claims, accounts, and causes of action that have previously arisen out of or in connection with the Lease.

8.Authority.  Tenant and each person signing this Amendment on behalf of Tenant represents to Landlord as follows: (i) Tenant is validly existing under the laws of the State of Delaware, (ii) Tenant has and is qualified to do business in California, (iii) Tenant has the full right and authority to enter into this Amendment, and (iv) each person signing on behalf of Tenant was and continues to be authorized to do so.

9.Defined Terms.  All defined terms used but not otherwise defined herein shall have the same meaning assigned to them in the Lease.

10.Ratification of Lease.  Except as amended hereby, the Lease shall remain in full force and effect in accordance with its terms and is hereby ratified.  In the event of a conflict between the Lease and this Amendment, this Amendment shall control.

11.No Representations.  Landlord and Landlord's agents have made no representations or promises, express or implied, in connection with this Amendment except as expressly set forth herein and Tenant has not relied on any representations except as expressly set forth herein.

12.Governing Law.  This Amendment shall be governed by the laws of the State of California.

13.Entire Agreement.  This Amendment, together with the Lease, contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

14.Severability.  A determination that any provision of this Amendment is unenforceable or invalid shall not affect the enforceability or validity of any other provision hereof and any determination that the application of any provision of this Amendment to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

15.Exhibits.  Each exhibit attached to this Amendment is hereby incorporated into and made a part of this Amendment.

16.Section Headings.  The section headings contained in this Amendment are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

17.Successors and Assigns.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

18.Submission of Amendment Not Offer.  The submission by Landlord to Tenant of this Amendment for Tenant's consideration shall have no binding force or effect, shall not constitute an option, and shall not confer any rights upon Tenant or impose any obligations upon Landlord irrespective of any reliance thereon, change of position or partial performance.  This Amendment is effective and binding on Landlord only upon the execution and delivery of this Amendment by Landlord and Tenant.

19.Counterparts / Electronic Signatures.  This Amendment may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  Notwithstanding any law or presumption to the contrary, this Amendment may be executed electronically or by facsimile or pdf and each party has the right to rely upon an electronic, facsimile or pdf counterpart of this Amendment signed by the other party to the same extent as if such party had received an original counterpart, and such counterpart of this Amendment shall be deemed valid and binding and admissible by either party against the other as if same were an original ink signature.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

LANDLORD: BCORE DEFENDER CA1W03, LLC, a Delaware limited liability company By: /s/John V. Pharris Name: John V. Pharris Title: Authorized Signatory
TENANT: AEROVIRONMENT, INC., a Delaware corporation By: /s/Melissa Brown Name: Melissa Brown _ Title: SVP, General Counsel & Chief Compliance Officer

EXHIBIT A

TENANT WORK

1.Tenant Work; Completion by Tenant; Allowance.

(a)Tenant and its contractor(s), at Tenant's sole cost and expense, shall complete improvements to the Premises in accordance with Schedule A1 attached hereto (the "Tenant Work"), which is hereby approved by Landlord subject to Tenant's compliance with the "Alterations; Liens" Section of the Lease (including obtaining Landlord's approval of the final plans therefor).  The Tenant Work shall constitute Alterations for all purposes under the Lease, and Tenant shall comply with the terms of the "Alterations; Liens" Section of the Lease in performing the Tenant Work.  Any approval by Landlord of the Tenant Work or the documents set forth in Schedule A1 attached hereto shall not be a representation or warranty of Landlord that the Tenant Work or such documents are adequate for any use or comply with applicable insurance requirements, but shall merely be the consent of Landlord thereto.  Tenant shall be responsible for all elements of the design of the Tenant Work (including without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Premises and the placement of the Tenant's Property).  The Tenant Work shall be performed in such a manner and at such times as do not to interfere with the operation of the Building. Tenant shall expeditiously, diligently and in good faith use its commercially reasonable efforts to cause the Tenant Work to be commenced promptly after the date hereof and to be completed promptly after the date hereof.  Any warranties from Tenant's contractor(s) shall be for the benefit of Landlord as well as Tenant and Tenant shall deliver such warranties to Landlord upon receipt.

(b)Provided Tenant is not then in default under the Lease, within 30 days after the date of Landlord's receipt of all of the Tenant Deliverables (as herein defined), Landlord shall reimburse Tenant for the cost therefor in an amount (the "Allowance") equal to the lesser of (i) $105,083.00 (plus the Additional Allowance as defined in subsection (c) below, if applicable), or (ii) the reasonable, documented and out-of-pocket costs actually incurred by Tenant in connection with the construction of the Tenant Work (the "Tenant's Cost"), provided Landlord will not reimburse for any furniture or equipment.  For purposes hereof, the "Tenant Deliverables" shall mean: (1) bona fide, third party invoices for the actual, out-of-pocket costs of constructing the Tenant Work; (2) full and final waivers of lien from all persons performing work or supplying or fabricating materials in connection with the Tenant Work fully executed and in recordable form; and (3) as-built plans of the Tenant Work.  Subject to subsection (c) below, Landlord shall have no further obligations to pay for any costs incurred in connection with the Tenant Work.  No reimbursement of the Allowance, or, if applicable, the Additional Allowance, shall be made by Landlord until Tenant has first paid to, as applicable, the general contractor, architects, engineers, and other consultants, from Tenant's own funds (and provided reasonable evidence thereof to Landlord) the anticipated amount by which the Tenant's Cost exceeds the amount of the Allowance, and, if applicable, Additional Allowance.  Notwithstanding the foregoing, if, on or before November 1, 2024, all Tenant Deliverables have not been submitted to Landlord then this subsection (b) shall be deemed terminated and of no further force or effect and Landlord shall have no obligation to reimburse Tenant as set forth herein.  Subject to the foregoing, in the event that, following completion of the Tenant Work, any portion of the Allowance remains unexpended after payment of all costs and expenses incurred in connection with the Tenant Work, up to the entire remaining amount of the Allowance shall, upon Landlord's receipt of written request from Tenant on or before November 1, 2024, be applied by Landlord as a credit against Base Rent next due and payable under the Lease, as amended.

(c)If Tenant is not in default at the time Tenant notifies Landlord of its election to receive the Additional Allowance, and the cost of the Tenant Work exceeds the Allowance, Tenant shall have the right to receive an additional allowance of up to $105,083.00 (the "Additional Allowance") to be applied toward the cost of the Tenant Work.  If Tenant elects to receive the Additional Allowance, Tenant shall provide Landlord written notice of such election prior to November 1, 2024.  In the event Landlord provides any portion of the Additional Allowance, Base Rent payable with respect to the Premises shall be increased by an amount which will fully amortize the actual Additional Allowance paid by Landlord over the Term of the Lease, as extended, commencing on the first day of the calendar month following Tenant's election to receive the Additional Allowance, and Landlord and Tenant shall enter into an amendment of the Lease to reflect such increase in Base Rent; provided that such increase shall be effective whether or not an amendment is executed.  In the event that the Lease or Tenant's right to possession is terminated as a result of an Event of Default by Tenant, the entire unamortized balance of the Additional Allowance paid by Landlord shall become immediately due and payable and, except to the extent required by Applicable Law, shall not be subject to mitigation or reduction in connection with a reletting of the Premises by Landlord.  Landlord shall disburse the Additional Allowance, if applicable, in accordance with the terms and conditions as are provided for herein with respect to the Allowance.

(d)Tenant shall indemnify, protect, defend (by counsel acceptable to Landlord) and hold harmless Landlord and the Indemnitees from and against Losses, which may be imposed upon, incurred or suffered by or asserted against Landlord or any of the Indemnitees at any time prior to, during or after the Term arising out of or in connection with the Tenant Work, except to the extent caused by Landlord's gross negligence or willful misconduct. The obligations of Tenant under this subsection shall survive the Lease Expiration Date, as extended hereby.

(e)Tenant agrees to accept the Premises in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or incur any costs in connection with the construction or demolition of any improvements in the Premises, other than payment of the Allowance, and, if applicable, Additional Allowance, subject to the conditions set forth above.

SCHEDULE A1

SCOPE OF WORK

Restroom Upgrade at 85 Moreland

85 Moreland Rd

Simi Valley

2023 September 25

© 2022 AeroVironment, Inc.

Existing Floor Plan

SHOWER
RESTROOM
SHOWER
RESTROOM

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© 2021 AeroVironment, Inc- Proprietary Information

Proposed Upgrade to 14501 Standard

New
Millwork
New
Fixtures

Slide3
© 2021 AeroVironment, Inc. Proprietary Information

Proposed Upgrade Millwork

PRELIMINARY, NOT TO CONSTRUCTION.
TO CONSTRUCTION.

Slide4
© 2021 AeroVironment, Inc. Proprietary Information